As  filed  with  the Securities and Exchange Commission on October 16, 2000
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                      GLOBAL TELEMEDIA INTERNATIONAL, INC.
              ----------------------------------------------------
               (Exact Name of Issuer as Specified in its Charter)


Delaware                                       64-0708107
------------------------------                 ---------------------------------
(State or other Jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)


                              4675 MacArthur Court
                                    Suite 710
                         Newport Beach, California 92660
              (Address of Principal Executive Offices and Zip Code)
              -----------------------------------------------------


                    BROT/LASALA LIMITED CONSULTING AGREEMENT

                    K & S INTERNATIONAL COMMUNICATIONS, INC.,
                              CONSULTING AGREEMENT

                      GLOBAL TELEMEDIA INTERNATIONAL, INC.,
                             1996 STOCK OPTION PLAN
               --------------------------------------------------
                            (Full Title of the Plans)


                          Mr. Jonathon Bentley-Stevens
                             Chief Executive Officer
                      Global Telemedia International, Inc.
                         4675 MacArthur Court, Ste. 710
                         Newport Beach, California 92660
                                 (949) 253-9588
           (Name, Address, and Telephone Number of Agent for Service)
         --------------------------------------------------------------

                      Copies to:  Jeffrey A. Tisdale, Esq.
                            Tisdale & Nicholson, LLP
                        2029 Century Park East, Ste. 900
                          Los Angeles, California 90067

                       (Cover page continues on next page)

                            CALCULATION  OF  REGISTRATION  FEE
===========================================================================================
                                                        Proposed
                                            Proposed    Maximum
Title of                                    Offering    Aggregate
Securities to              Amount to be     Price per   Offering    Amount of
be Registered              Registered (1)   Share (2)   Price (2)   Registration Fee (2)
Common Stock,                     600,000          .43  $  258,000  $               68.11
par Value $.004

Common Stock,                     500,000          .43  $  215,000  $               56.76
par Value $.004

Common Stock,                   3,400,000          .43  $1,462,000  $              385.97
par Value $.004

-------------------------------------------------------------------------------------------
TOTAL                           4,500,000               $1,935,000  $              510.84
===========================================================================================

(1)     In addition, pursuant to Rule 416(c) under the Securities  Act  of 1933, as  amended, this registration statement also covers an indeterminate amount  of  interests to be  offered or sold pursuant to the employee benefit plans described herein.


(2)     Pursuant  to  Rule  457(c) under the Securities Act of 1933, as amended, the  maximum offering price per share and in the aggregate, and the registration fee were calculated based upon  the average of the bid  and  ask  prices  of  the  Common  Stock  of  Global  Telemedia
International, Inc., as reported on October 11, 2000  on  he Over-the-Counter Bulletin Board.

PROSPECTUS



                      GLOBAL TELEMEDIA INTERNATIONAL, INC.

                                  COMMON STOCK

                                 PAR VALUE $.004

                                    PER SHARE



                             Shares pursuant to the

                    BROT/LASALA LIMITED CONSULTING AGREEMENT

                    K & S INTERNATIONAL COMMUNICATIONS, INC.,
                              CONSULTING AGREEMENT

                      GLOBAL TELEMEDIA INTERNATIONAL, INC.,
                             1996 STOCK OPTION PLAN



THIS DOCUMENT CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION (THE "COMMISSION"), OR ANY OTHER FEDERAL AGENCY OR STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR OTHER AGENCY OR STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            _________________________


     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Global Telemedia International, Inc. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than those offered by this Prospectus, nor shall there by any sale of the securities by anyone in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.


                            _________________________



                 The date of this Prospectus is October 16, 2000

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission as adopted and interpreted by the Commission. The information so omitted may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fees prescribed by the Commission. See "AVAILABLE INFORMATION" herein.



                                TABLE OF CONTENTS


                                                                 Page
                                                                 -----

Available information                                                4
Incorporation of Certain Documents by Reference                      5
General Information                                                  5
Brot/LaSala Limited Consulting Agreement                             6
K & S International Communications, Inc., Consulting Agreement       6
1996 Stock Option Plan                                               6
Federal Income Tax Aspects                                           9
Resales by Affiliates                                               10
Legal Opinion                                                       11


                              AVAILABLE INFORMATION

     Global Telemedia International, Inc. is subject to the informational requirements of the Securities Act of 1934 and, in accordance therewith, files reports and other information with the Commission. Information as of particular dates concerning its directors and officers, their remuneration, options granted to them, principal holders of securities and any material interest of such persons in transactions with the Company, is set forth in proxy statements distributed to shareholders and filed with the Commission. Such reports, proxy statements and other information may be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates or reviewed through the Commission Edgar Database at www.sec.gov. In addition, the Common Stock is listed on the Over-the-Counter Bulletin Board and reports, proxy statements and other information concerning the Company is made available for inspection at the filing offices of the Over-the-Counter Bulletin Board, at the National Association of Securities Dealers, Over-the-Counter
Bulletin  Board  Filings,  9801  Washingtonian  Blvd.,  Gaithersburg,  MD 20878.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated herein by reference:

     a. Global Telemedia International, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999.

     b. "Description of Common Stock, par value $.004" included in the Global Telemedia International, Inc. Registration Statement under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     c. Information as to stock options and stock appreciate rights, including the amounts outstanding, exercises, prices and expiration dates, which will be included in the future in either Global Telemedia International's proxy statements, annual reports or appendices to this prospectus.

     Additionally, Global Telemedia International, Inc.'s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, all reports and other documents subsequently filed by Global Telemedia International pursuant to Sections 13(a) and (c), 14, and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such reports and documents.

     Global Telemedia International, Inc. hereby undertakes to provide without charge to each prospective Brot/LaSala Limited Consulting Agreement participant, K & S International Communications, Inc., Consulting Agreement participant and 1996 Stock Option Plan participant to whom a copy of this Prospectus has been delivered, upon request, a copy of any or all of the documents which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests should be directed to Mr. Jonathan
Bentley-Stevens, Global Telemedia International, 4675 MacArthur Court, Ste. 710, Newport Beach, California, 92660, or one may call Mr. Bentley-Stevens at
(949)  253-9588.

                              GENERAL  INFORMATION

     This  Prospectus  is  furnished  in  connection with the offering by Global
Telemedia International, a Delaware corporation, of up to 3,400,000 shares of its Common Stock, par value $.004 per share (the "Common Stock"), pursuant to the Global Telemedia International, Inc. 1996 Stock Option Plan.

     The Global Telemedia International, Inc., executive office is located at 4675 MacArthur Court, Suite 710, Newport Beach, California, 92660, and its telephone number is (949) 253-9588.

                    BROT/LASALA  LIMITED  CONSULTING  AGREEMENT

     Bentley House International Group entered into a business services consulting agreement on December 23, 1999, with Mr. Robert Brot and Mr. Stephen LaSala of Brot/LaSala, Limited (the "Consulting Agreement"). Bentley House International Group was a corporate name Global Telemedia International, Inc. (the "Company") had been planning to adopt but, for business purposes, never did adopt this name. Pursuant to the Consulting Agreement, Mr. Brot and Mr. LaSala agreed to provide business advisory services to the Company. The services contracted for included management consulting in the areas of operations, business plan implementation and marketing.

     In return for such advisory services, the Company agreed to issue, on behalf of Brot/LaSala, Limited, to Mr. Brot six hundred thousand (600,000) shares of the Company's stock. Such shares are being registered pursuant to this Registration Statement to fulfill the Company's contractual obligation.


     K  &  S  INTERNATIONAL  COMMUNICATIONS,  INCORPORATED  CONSULTING AGREEMENT

     The Company entered into a business services agreement on March 6, 1997, with K & S International Communications, Inc. ("K & S") (the "Agreement"). Pursuant to the Agreement, K & S agreed to provide telecommunications services to the Company. The services contracted for included the installation of facilities and implementation of telecommunication services to enable the Company and its management to develop expertise in the area of telecommunications.

As payment for such services, K & S agreed to accept five hundred thousand (500,000) shares of the Company's stock in lieu of cash. Such shares are being registered pursuant to this Registration Statement to fulfill the Company's contractual obligation.



                         1996  STOCK  OPTION  PLAN

General

     The Global Telemedia International 1996 Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors on November 12, 1996 and approved by the shareholders of Global Telemedia International, Inc. (the "Company"), at the 1997 Annual Shareholders' Meeting. The Company reserved for issuance under the 1996 Plan an aggregate of 3,400,000 shares of Common Stock. The 1996 Plan provides for the grant to employees of the Company of incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code"), and for the grant to employees and consultants of nonstatutory stock options.

     The success of the Company depends upon its ability to attract and retain highly qualified and competent employees. The 1996 Plan enhances that ability and provides additional incentive to such personnel to advance the interests of the Company and its stockholders. Management of the Company believes that the reservation of 3,400,000 shares of Common Stock for issuance under the 1996 Plan provides an adequate reserve in order to enable the Company to compete with other companies to attract and retain valuable employees.

     A description of the 1996 Plan is set forth below. The description is intended to be a summary of the material provisions of the 1996 Plan and does not purport to be complete. The following discussion summarizes certain aspects of the 1996 Plan, but is qualified in its entirety by reference to the 1996 Stock Option Plan which is attached as an Exhibit to this Registration Statement.

                         1996  Stock  Option  Plan

     The general purpose of the 1996 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business. It is intended that these purposes will be effected through the granting of stock options, which may be either "incentive stock options" as defined in Section 422 of the Code, or nonstatutory stock options.

     The  1996  Plan  provides  that  options  may  be  granted to the employees
(including officers and directors who are employees) and consultants of the Company, or of any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. An employee or consultant who has been granted an option may, if otherwise eligible, be granted additional options.

     As of November 12, 1996, the Company's Board of Directors approved the Company's 1996 Plan, subject to the ratification of the Company's stockholders. The Company's stockholder's approved the 1996 Plan at the 1997 Annual Shareholder's Meeting. The Company has reserved for issuance up to 3,400,000 shares of Common Stock under the 1996 Plan.

         Administration of and Eligibility Under the 1996 Stock Option Plan

     The 1996 Plan, as adopted, provides for the issuance of options to purchase shares of Common Stock to officers, directors, employees, independent contractors and consultants of the Company and its subsidiaries as an incentive to remain in the employ of or to provide services to the Company and its subsidiaries. The 1996 Plan authorizes the issuance of incentive stock options ("ISOs"), non-qualified stock options ("NSOs") and stock appreciation rights ("SARs") to be granted by a committee (the "Committee") to be established by the Board of Directors to administer the 1996 Plan and which is to consist of at least two outside directors of the Company.

     Subject to the terms and conditions of the 1996 Plan, the Committee will have the sole authority to determine: (a)the persons ("optionees") to whom options to purchase shares of Common Stock and SARs will be granted, (b) the number of options and SARs to be granted to each such optionee, (c) the price to be paid for each share of Common Stock upon the exercise of each option, (d) the period within which each option and SAR will be exercised and any extensions thereof, and (e) the terms and conditions of each such stock option agreement and SAR agreement which may be entered into between the Company and any such optionee.

     All officers, directors and employees of the Company and its subsidiaries and certain consultants and other persons providing significant services to the Company and its subsidiaries will be eligible to receive grants of options and SARs under the 1996 Plan. However, only employees of the Company and its subsidiaries are eligible to be granted ISOs.

                         Stock  Option  Agreements

     All options granted under the 1996 Plan will be evidenced by an option agreement or SAR agreement between the Company and the optionee receiving such option or SAR. Provisions of such agreements entered into under the 1996 Plan need not be identical and may include any term or condition which is not inconsistent with the 1996 Plan and which the Committee deems appropriate for inclusion.

                         Incentive  Stock  Options

     Except for ISOs granted to stockholders possessing more than ten percent (10%) of the total combined voting power of all classes of the securities of the Company or its subsidiaries to whom such ownership is attributed on the date of grant ("Ten Percent Stockholders"), the exercise price of each ISO must be at least 100% of the fair market value of the Company's Common Stock as determined on the date of grant. ISOs granted to Ten Percent Stockholders must be at an exercise price of not less than 110% of such fair market value.

     Each ISO must be exercised, if at all, within ten (10) years from the date of grant, or, within five (5) years of the date of grant in the case of ISO's granted to Ten Percent Stockholders.

     The aggregate fair market value (determined as of time of the grant of the ISO) of the Common Stock with respect to which the ISOs are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000.

                         Non-Qualified  Stock  Options

     The exercise price of each NSO will be determined by the Committee on the date of grant. The 1996 Plan provides that no grant of any non-qualified stock options may be at an exercise price less than 85% of the fair market value of the Common Stock on the date of grant.

     The exercise period for each NSO will be determined by the Committee at the time such option is granted, but in no event will such exercise period exceed ten (10) years from the date of grant.

                         Stock  Appreciation  Rights

     Each SAR granted under the 1996 Plan will entitle the holder thereof, upon the exercise of the SAR, to receive from the Company, in exchange therefor, an amount equal in value to the excess of the fair market value of the Common Stock on the date of exercise of one share of Common Stock over its fair market value on the date of exercise of one share of Common Stock over its fair market value on the date of grant (or in the case of an SAR granted in connection with an option, the excess of the fair market of one share of Common Stock at the time of exercise over the option exercise price per share under the option to which the SAR relates), multiplied by the number of shares of Common Stock covered by the SAR or the option, or portion thereof, that is surrendered.

     SARs will be exercisable only at the time or times established by the Committee. If an SAR is granted in connection with an option, the SAR will be exercisable only to the extent and on the same conditions that the related option could be exercised. The Committee may withdraw any SAR granted under the 1996 Plan at any time and may impose any conditions upon the exercise of an SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs.

          Limit  to  Options  Granted  Under  the  1996  Stock  Option  Plan

     Under Section 162(m) of the Code, which was enacted in 1993, the deductibility for federal income tax purposes of compensation paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers who receive salary and bonus in excess of $100,000 in a particular year is limited to $1,000,000 per year per individual. For purposes of this legislation, compensation expense attributable to stock options and SARs would be subject to this limitation unless, among other things, the option plan under which the options and SARs is granted includes a limit on the number of shares with respect to which awards may be made to any one employee in a fiscal year. Such a potential compensation expense deduction could arise, for example, upon the exercise by one of these executives of a nonstatutory option, i.e., an option that is not an incentive stock option qualifying for favorable tax treatment, or upon a disqualifying disposition of stock received upon exercise of an incentive stock option.

     In order to exclude compensation resulting from options granted under the Company's 1996 Plan from the $1,000,000 limit on deductibility, the Board of Directors has approved a provision in the 1996 Plan which will place a 300,000 share limit on the number of options that may be granted under the 1996 Plan to an employee in any fiscal year. This limit is subject to appropriate adjustment in the case of stock splits, stock dividends and the like. The purpose of this provision, which is intended to comply with Section 162(m) of the Code and the regulations thereunder, is to preserve the Company's ability to deduct in full any compensation expense related to stock options.

                    Termination  of  Option  and  Transferability

     In general, any unexpired options and SARs granted under the 1996 Plan will terminate: (a) in the event of death or disability, pursuant to the terms of the option agreement or SAR agreement, but not less than six (6) months or more than twelve (12) months after the applicable date of such event, (b) in the event of retirement, pursuant to the terms of the option agreement or SAR agreement, but no less that thirty (30) days or more than three (3) months after such retirement date, or (c) in the event of termination of such person other than for death, disability or retirement, until thirty (30) days after the date of such termination. However, the Committee may in its sole discretion accelerate the exercisability of any or all options or SARs upon termination of employment or cessation of services.

     The options and SARs granted under the 1996 Plan generally will be non-transferable, except by will or the laws of descent and distribution.

          Adjustments  Resulting  from  Changes  in  Capitalization

     The number of shares of Common Stock reserved under the 1996 Plan and the number and price of shares of Common Stock covered by each outstanding option or SAR under the 1996 Plan will be proportionately adjusted by the Committee for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from any stock dividends, split, consolidations, recapitalizations, reorganizations or like event.

          Amendment  or  Discontinuance  of  the  1996  Stock  Option  Plan

     The Board of Directors has the right to amend, suspend or terminate the 1996 Plan at any time. Unless sooner terminated by the Board of Directors, the 1996 Plan will terminate on November 11, 2006, the tenth (10th) anniversary date of the effectiveness of the 1996 Plan.

                    Certain  Federal  Income  Tax  Considerations

     Options granted under the 1996 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax.

Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of:
(i)  the  fair market value of the shares at the date of the option exercise, or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or Ten Percent Stockholder of the Company. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options that do not qualify as incentive options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon the resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term capital gain or loss, depending on the holding period.

     Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1996 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                              RESALE  BY  AFFILIATES

     Optionees who are "affiliates" of the Company within the meaning of the rules and regulations under the Securities Act of 1933, as amended (the "Act"), may not offer or sell the Common Stock they acquire upon exercise of options unless such offers and sales are made pursuant to an effective registration statement under the Act or pursuant to an appropriate exemption from the registration requirements of the Act, or, if available to the selling stockholder, within the limitations and subject to the conditions set forth in Rule 144 promulgated under the Act.

     Any officer, director or beneficial owner of at least ten percent (10%) of the Common Stock who violates the terms of Section 16(b) of the Exchange Act, and the rules and regulations of the Securities & Exchange Commission (the "Commission") promulgated thereunder, shall be obligated to pay to the Company all or a portion of any amount of the sales price received for the shares sold in excess of the price paid for the shares received. Such stockholders, officers and directors of the Company are advised to consult their individual counsel in this regard prior to the purchase or sale of any such shares.

     Optionees are advised to consult with counsel as to their status as an "affiliate" of the Company and as to the applicability of Section 16(b) to the exercise of options and the shares acquired thereby, or other sales.

                              LEGAL  OPINION

     Legal matters in connection with the issuance of the securities offered hereby, have been passed upon for Global Telemedia International, Inc. by Tisdale & Nicholson, LLP, 2029 Century Park East, Suite 900, Los Angeles, California 90067.

Part  I.     INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS


ITEM  1.  Plan  Information.
----------------------------
BROT/LASALA  LIMITED  CONSULTING  AGREEMENT

     Bentley House International Group entered into a business services consulting agreement on December 23, 1999, with Mr. Robert Brot and Mr. Stephen LaSala of Brot/LaSala, Limited (the "Consulting Agreement"). Bentley House International Group was a corporate name Global Telemedia International, Inc. (the "Company") had been planning to adopt but, for business purposes, never did adopt this name. Pursuant to the Consulting Agreement, Mr. Brot and Mr. LaSala agreed to provide business advisory services to the Company. The services contracted for included management consulting in the areas of operations, business plan implementation and marketing.

     In return for such advisory services, the Company agreed to issue, on behalf of Brot/LaSala, Limited, to Mr. Brot six hundred thousand (600,000) shares of the Company's stock. Such shares are being registered pursuant to this Registration Statement to fulfill the Company's contractual obligation.

K  &  S  INTERNATIONAL  COMMUNICATIONS,  INCORPORATED  CONSULTING  AGREEMENT

     The Company entered into a business services agreement on March 6, 1997, with K & S International Communications, Inc. ("K & S") (the "Agreement"). Pursuant to the Agreement, K & S agreed to provide telecommunications services to the Company. The services contracted for included the installation of facilities and implementation of telecommunication services to enable the Company and its management to develop expertise in the area of telecommunications.

     As payment for such services, K & S agreed to accept five hundred thousand (500,000) shares of the Company's stock in lieu of cash. Such shares are being registered pursuant to this Registration Statement to fulfill the Company's contractual obligation.

1996  STOCK  OPTION  PLAN

     As permitted by the rules of the Securities & Exchange Commission, this Registration Statement omits the information specified in the Company's 1996 Stock Option Plan. The documents containing the information concerning the Company's 1996 Stock Option Plan will be delivered to the participants in accordance with Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act").


ITEM  2.  Registrant  Information  and  Employee  Plan  Annual  Information.
----------------------------------------------------------------------------


     Upon written or oral request, Global Telemedia International, Inc., a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated herein by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act. All requests should be directed to Mr. Jonathon Bentley-Stevens, Chief Executive Officer, Global Telemedia Interantional, Inc., 4675 MacArthur Court, Ste. 710, Newport Beach, California 92660 or (949) 253-9588.

Part  II.     INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT


ITEM  3.  Incorporation of Documents by Reference.
--------------------------------------------------

The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

     (a)     Annual Report on Form 10-KSB for  the year ended December 31, 1999.

     (b) Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2000.

     (c) Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2000.

     (d) The description of the Common Stock which is contained in the registration statement filed under the Securities and Exchange Act of 1934, as amended(the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM  4.  Description  of  Securities.
--------------------------------------

     The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock (which will be increased to 100,000,000 shares of Common Stock once the Delaware Secretary of State accepts the Company's revised Certificate of Determination, which is expected to occur in the next few days), $0.004 par value. The holders of Common Stock (i) have equal and ratable rights to dividends from funds legally available therefore, when as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution, or winding up of the affairs of the Company;
(iii) do not have pre-emptive, subscription or conversion rights (there are no redemption or sinking fund provisions applicable thereto); and (iv) are entitled to one non-cumulative vote per share on all matters which shareholders may vote at all meetings of shareholders. All shares of Common Stock outstanding are fully paid for and non-assessable and all shares that are part of this Offering, when issued, will be fully paid and non-assessable.

     Since its inception, the Company has not paid any cash dividend on its Common Stock and anticipates that it will not pay cash dividends in the foreseeable future.

     All shares of Common Stock now outstanding are fully paid and non-assessable and all shares of Common Stock which are the subject of this Registration Statement, when issued, will also be fully paid and non-assessable.

ITEM  5.  Interest  of  Named  Experts  and  Counsel.
-----------------------------------------------------

     Not  Applicable.

ITEM  6.  Indemnification  of  Officers  and  Directors.
--------------------------------------------------------

     The Company's Certificate of Incorporation generally provides for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     The articles of incorporation, the bylaws or an agreement made by a Delaware corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


ITEM  7.  Exemption From Registration Claimed.
----------------------------------------------

     Not  Applicable.

ITEM  8.  Exhibits.
-------------------
     Exhibits included  in  the  Exhibit  Index  filed herewith are as follows:

     Opinion  of  Tisdale  &  Nicholson,  LLP;

     Consent  of  Mendoza  Berger  &  Company,  LLP;

     Consent of Tisdale & Nicholson, LLP (contained in its opinion filed as Exhibit 5);

     Power of Attorney (Reference is made to the Signatures Section of this Registration Statement for the Power of Attorney contained therein);

     Brot/LaSala  Limited  Consulting  Agreement;

     K  &  S  International  Communications  Consulting  Agreement;  and

     Global  Telemedia  International,  Inc.  1996  Stock  Option  Plan.

ITEM  9.  Undertakings.
-----------------------

     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that Paragraphs 1(i) and 1(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by the director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on October 16, 2000.


By:  /s/  Jonathon Bentley-Stevens         By:  /s/  David Tang
----------------------------------         ------------------------------
Jonathon  Bentley-Stevens                  David  Tang
President  and  Chief                      Chief  Financial  Officer
Executive  Officer                         Global Telemedia International, Inc.
Global Telemedia International, Inc.


                       POWER OF ATTORNEY TO SIGN AMENDMENT


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jonathon Bentley-Stevens and David Tang, and each of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or she or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Dated: October 16, 2000                   By:  /s/  Jonathon Bentley-Stevens
       ----------------                      ---------------------------------
                                                 Jonathon Bentley-Stevens
                                                 Chief Executive Officer
                                                 and President, Director

Dated: October 16, 2000                   By:  /s/  Regina Peralta
       ----------------                      ---------------------------------
                                                 Regina Peralta
                                                 Executive Vice-President and
                                                 Director

Dated: October 16, 2000                   By:  /s/  John Walsh
       ----------------                      ---------------------------------
                                                 John Walsh
                                                 Chief Operating Officer and
                                                 Director

Dated: October 16, 2000                   By:  /s/  David Tang
       ----------------                      ---------------------------------
                                                 David Tang
                                                 Chief Financial Officer

Dated: October 16, 2000                   By:  /s/  Joemari D. Gerochi
       ----------------                      ---------------------------------
                                                 Director

Dated: October 16, 2000                   By:  /s/  Roberto S. Sebastian
       ----------------                      ---------------------------------
                                                 Director

Dated: October 16, 2000                   By:  /s/  Ramon A. Tirol
       ----------------                      ---------------------------------
                                                 Director

Dated: October 16, 2000                   By:  /s/  Renato De Villa
       ----------------                      ---------------------------------
                                                 Director

Dated: October 16, 2000                   By:  /s/  Yam Pg Anak Hj Abdul Wadood
                                          Bolkiah
       ----------------                      ---------------------------------
                                                 Director



     Pursuant to the requirements of the Securities Act of 1933, the Employee Benefit Plans Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on October 16, 2000.

By:  /s/  Jonathon  Bentley-Stevens
-------------------------------
Jonathon  Bentley-Stevens
President  and  Chief
Executive  Officer
Global  Telemedia  International,  Inc.

                              EXHIBIT  INDEX
                              --------------


SEC Assigned No.     Description of Exhibit
----------------     ----------------------

5                   Opinion of Tisdale & Nicholson, LLP

23.1                Consent of Mendoza Berger & Company, LLP

23.2 Consent of Tisdale & Nicholson, LLP (contained in its opinion filed as Exhibit 5)

24 Power of Attorney (Reference is made to the Signatures Section of this Registration Statement for the Power of Attorney contained therein)

99.1                Brot/LaSala Limited Consulting Agreement

99.2                K & S International Communications Consulting Agreement

99.3                Global Telemedia International, Inc. 1996 Stock Option Plan